Exhibit (e)(1)

LETTER AGREEMENT

Russell Financial Services, Inc.

909 A Street

Tacoma, WA 98402

Re:  Amended and Restated Distribution Agreement

This letter agreement amends the Amended and Restated Distribution Agreement between Russell Investment Funds (“RIF”) and Russell Financial Services, Inc. (“RFS”), dated April 21, 2009, as amended, (the “Agreement”). In order to consolidate prior amendments to Exhibit A of the Agreement, RIF and RFS desire to amend and restate Exhibit A of the Agreement. The fees to be charged to the Funds listed in Exhibit A are the same as in the Distribution Agreement.

Exhibit A

Russell Investment Funds

Multi-Style Equity
Aggressive Equity
Non-U.S.
Core Bond
Global Real Estate Securities
Conservative Strategy
Moderate Strategy
Balanced Strategy
Growth Strategy
Equity Growth Strategy

If this agreement is acceptable to you, please sign below to indicate your acceptance and agreement.

Sincerely,

RUSSELL INVESTMENT FUNDS

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer and Chief Accounting Officer

Accepted this 27 day of August 2013.

RUSSELL FINANCIAL SERVICES, INC.

By:	/s/ Sandra Cavanaugh
Sandra Cavanaugh
Co-President